UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

FORGE GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Forge Global Holdings, Inc.
4 Embarcadero Center, Floor 15
San Francisco, CA 94111
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Forge Global Holdings, Inc.:

Notice is hereby given that a virtual Special Meeting of Stockholders of Forge Global Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), will be held virtually at www.virtualshareholdermeeting.com/FRGE2025SM, on March 27, 2025, at 1:00 p.m. Eastern Time (the “Special Meeting”).

The Special Meeting is being held to vote on an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”), at a ratio ranging from 1-for-3 to 1-for-50, inclusive (the “Reverse Stock Split”), during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, subject to the Company’s Board of Directors’ (the “Board”) authority to abandon the Reverse Stock Split at any time or to delay or postpone it.

Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “FRGE”. As previously disclosed by the Company in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 3, 2025, and in its related press release, on December 31, 2024, the Company was notified by the NYSE that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”) because the average closing stock price of a share of the Company’s Common Stock was less than $1.00 per share over a consecutive 30 trading-day period.

Pursuant to the Listing Rule, the Company has 6 months following the NYSE notification to regain compliance with the Listing Rule, during which time the Company’s Common Stock will continue to be listed on the NYSE. The Company immediately notified the NYSE that to regain compliance with the Listing Rule, the Company intends to take steps to increase the value of shares of its Common Stock through executing its previously-announced business strategy and is considering other options for regaining compliance with the Listing Rule, including effecting a reverse stock split, subject to stockholder approval, which it would seek to obtain no later than at the Company’s next annual stockholders’ meeting.

Accordingly, the primary purpose of the Reverse Stock Split is to increase the per share price of our Common Stock as a means of regaining compliance with the Listing Rule. The reduction in the number of issued and outstanding shares of our Common Stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the per share price of our Common Stock. This may increase the acceptability of our Common Stock to (i) long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices and (ii) indexes or funds with certain eligibility criteria, or make our Common Stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or restrict or limit the ability to purchase such stocks on margin.

The proposal to effect the Reverse Stock Split is described in the accompanying proxy materials. You will be able to vote at the Special Meeting if you held shares of the Company’s Common Stock at the close of business on February 24, 2025 (the “record date”).

Only stockholders of record at the close of business on the record date are entitled to vote at the Special Meeting. The accompanying proxy statement (this “Proxy Statement”) provides detailed information about the matters to be considered at the Special Meeting. Please read it carefully. The Notice of Special Meeting of Stockholders (the "Notice") and Proxy Statement for the Special Meeting of Stockholders are first being made available to stockholders on or about February 28, 2025.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Special Meeting, please vote your shares to ensure your representation and the presence of a quorum at the Special Meeting. Your vote is important regardless of the number of shares you own.

If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by the Internet or telephone and then decide to vote your shares online during the Special Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

If your shares are held in the name of a broker, bank, or other nominee, and you receive notice of the Special Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.

By Order of the Board of Directors,

/s/ Kelly Rodriques
Chief Executive Officer

February 27, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2025

The Notice of Special Meeting of Stockholders and the Proxy Statement for the Special Meeting of Stockholders is available free of charge at www.virtualshareholdermeeting.com/FRGE2025SM.

Forge Global Holdings, Inc.
4 Embarcadero Center, Floor 15
San Francisco, CA 94111

PROXY STATEMENT
2025 SPECIAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of your proxy by the Board for the Special Meeting that will be held on March 27, 2025, at 1:00 p.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/FRGE2025SM. This Proxy Statement, along with a proxy card or voting instruction form and Notice of Special Meeting of Stockholders are first being mailed to our stockholders of record on or about February 28, 2025. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares of Common Stock at the Special Meeting. Those persons will also be authorized to vote your shares of Common Stock to adjourn the Special Meeting from time to time and to vote your shares at any adjournments or postponements of the Special Meeting.

Stockholders of Record and Beneficial Owners

As summarized below, there are some distinctions between shares held of record and shares owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials, including a proxy or voting instruction card, are being sent directly to you.

Beneficial Owners. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the Special Meeting. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail should follow the instructions included in the proxy materials to transmit voting instructions.

QUORUM AND VOTING

Voting Stock. Holders of our Common Stock at the close of business on the record date are entitled to vote at the Special Meeting. The shares of Common Stock will vote together as a single class on all matters. Each stockholder is entitled to 1 vote for each share of Common Stock owned by them on the record date.

You may vote by any of the following 3 methods:

•During the Special Meeting. To vote during the live webcast of the Special Meeting, you must first log into the meeting portal at www.virtualshareholdermeeting.com/FRGE2025SM, enter your name, e-mail address, and valid control number. Upon completing your registration, you will have access to the Special Meeting portal where you can submit a question or vote during the meeting. Stockholders will be able to access the Special Meeting platform beginning at 12:45 p.m. (Eastern Time) on March 27, 2025 at www.virtualshareholdermeeting.com/FRGE2025SM.
•Internet. To vote through the Internet, please visit www.proxyvote.com or follow the instructions on your proxy card.
•Telephone. To vote by telephone, dial toll-free (800) 690-6903 using any touch-tone telephone and follow the recorded instructions. Please have your proxy card available when you call.

This Special Meeting will be conducted virtually via live audio webcast. You will be able to attend the Special Meeting online and submit written questions during the meeting by visiting www.virtualshareholdermeeting.com/FRGE2025SM. You will need the 12-digit control number, which is located on your proxy card, to attend the virtual Special Meeting.

The Board recommends that you vote using 1 of the 3 methods discussed above. Stockholders who execute a proxy or validly submit an electronic or telephonic vote may revoke it at any time before it is voted at the Special Meeting. Such revocations may be made by: (i) delivering written notice of revocation to our Corporate Secretary at our principal executive offices at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111; (ii) submitting another proxy that is dated later than the original proxy (including a proxy via telephone or the Internet); or (iii) voting via the Internet at the Special Meeting. To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using either of those procedures, or submit a properly completed original proxy reflecting your changed vote. In such case, the later submitted vote will be recorded and the earlier vote revoked.

If you are a beneficial owner of Common Stock held in street name, you must either direct your broker or other nominee as to how to vote your Common Stock, or obtain a “legal” proxy from your broker or other nominee to vote at the Special Meeting. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in the proxy materials to transmit voting instructions.

Even if you plan to virtually attend the Special Meeting, please vote your proxy electronically in advance of the Special Meeting either via the Internet or by telephone as outlined above as soon as possible, so that your shares of Common Stock will be represented at the Special Meeting if for any reason you are unable to attend. You may revoke your proxy in writing at any time before it is exercised at the Special Meeting by delivering to the Company a written notice of the revocation, by submitting your vote electronically through the Internet or by phone after the grant of the proxy, or by signing and delivering to the Company a proxy with a later date than the proxy previously submitted. Your virtual attendance at the Special Meeting will not revoke the proxy, unless you give written notice of revocation to us before the proxy is exercised or unless you vote your shares of Common Stock at the Special Meeting.

Record Date. The record date for stockholders of Common Stock entitled to notice of and to vote at the Special Meeting is the close of business on February 24, 2025. As of the record date, 187,950,972 shares of Common Stock were outstanding and entitled to be voted at the Special Meeting.

Quorum and Adjournments. The presence, at the Special Meeting or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. A majority of the outstanding shares of Common Stock entitled to vote who virtually attend or are present by proxy at the Special Meeting have the power to adjourn the Special Meeting from time to time, without notice other than an announcement at the Special Meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting or entitled to such notice. At any adjourned Special Meeting at which a quorum is present, the Company may transact any business that might have been transacted at the Special Meeting.

Vote Required. The amendment of the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split requires the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of the Company’s Common Stock entitled to vote thereon, voting together as a single class.

Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Under applicable stock exchange rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non- routine” proposals. Brokers are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Broker non-votes generally occur because the broker does not receive voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Brokers have discretionary voting authority with respect to the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split. Abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy) will count in determining whether a quorum is present at the Special Meeting. Abstentions will have the effect of votes cast against the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

Default Voting. A proxy that is properly completed and submitted will be voted at the Special Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted FOR the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

The Board knows of no matters, other than the proposal previously stated, to be presented for consideration at the Special Meeting.

No Appraisal Rights

Stockholders have no rights under Delaware law, our certificate of incorporation or our bylaws to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split proposal.

References herein to the “Company,” “we,” “us,” “our,” and similar terms refer to Forge Global Holdings, Inc. together with its subsidiaries unless the context indicates otherwise.

PROPOSAL ONE

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

Overview

Our Board has approved a proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio ranging from 1-for-3 to 1-for-50, inclusive, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it. The Board has declared this amendment to be advisable and recommended that this proposal be presented to the Company’s stockholders for approval.

If the Company’s stockholders approve this proposal, the Board will have discretion to implement the Reverse Stock Split as described below in the section entitled “Discretion to Implement the Reverse Stock Split.” The form of the Certificate of Amendment is attached as Annex A to this Proxy Statement.

Reasons for the Reverse Stock Split

Our Common Stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “FRGE”.

As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on January 3, 2025, and in its related press release, on December 31, 2024, the Company was notified by the NYSE that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual (the “Listing Rule”) because the average closing stock price of a share of the Company’s Common Stock was less than $1.00 per share over a consecutive 30 trading-day period.

Pursuant to the Listing Rule, the Company has 6 months following the NYSE notification to regain compliance with the Listing Rule, during which time the Company’s Common Stock will continue to be listed on the NYSE. The Company immediately notified the NYSE that to regain compliance with the Listing Rule, the Company intends to take steps to increase the value of shares of its Common Stock through executing its previously-announced business strategy and is considering other options for regaining compliance with the Listing Rule, including effecting a reverse stock split, subject to stockholder approval, which it would seek to obtain no later than at the Company’s next annual stockholders’ meeting.

Accordingly, the primary purpose of the Reverse Stock Split is to increase the per share price of our Common Stock as a means of regaining compliance with the Listing Rule. The reduction in the number of issued and outstanding shares of our Common Stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the per share price of our Common Stock. This may increase the acceptability of our Common Stock to (i) long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices and (ii) indexes or funds with certain eligibility criteria, or make our Common Stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or restrict or limit the ability to purchase such stocks on margin.

While our Board believes that, if it decides to implement the Reverse Stock Split, the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split because there are numerous factors and contingencies which could affect such stock’s market price. Further, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of our Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above. Additionally, the liquidity of trading in our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in the per share price as a result of the Reverse Stock Split is not sustained. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Following the Reverse Stock Split, the resulting per share price may nevertheless fail to attract institutional and other investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all on or prior to the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary.

If our stockholders approve this proposal at the Special Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board, that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon, delay, or postpone the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the 1-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the proposal to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the expected decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our Common Stock and have the desired effects.

If the Reverse Stock Split is implemented, our Board expects that such transaction will increase the market price of our Common Stock so that we are able to achieve the goals described under “Reasons for the Reverse Stock Split” in this proposal. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, or (ii) the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Stock Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Recent amendments to the Listing Rule may make it more difficult for us to maintain our listing with the NYSE.

On January 15, 2025, the SEC approved an amendment to the Listing Rule which limits the conditions under which a listed company can use a reverse stock split to meet the NYSE’s minimum price criteria. In particular, the amendment provides that if a company has undertaken a reverse stock split within the past year or has performed one or more reverse stock splits over the past two years with a cumulative ratio of 200 shares or more to one, then the company will not be eligible for any compliance period. In such case, the NYSE will immediately begin suspension and delisting procedures. The amendment to the Listing Rule could make it more difficult for us to maintain our listing with the NYSE or could have the effect of causing the Board to choose a higher split ratio than it otherwise deems appropriate.

As we are not reducing the number of our authorized preferred shares, the Reverse Stock Split could make a change of control more difficult because we will have the right to issue proportionally more preferred shares.

The Reverse Stock Split will not change the number of authorized shares of our preferred shares, as designated by our Certificate of Incorporation. Our Certificate of Incorporation authorizes us to issue 1 or more series of preferred stock, which we are not changing in the Reverse Stock Split. Our Board has the authority to determine the preferences, limitations, and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend, and other rights superior to the rights of our Common Stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Common Stock. The Reverse Stock Split is not being recommended by the Board as part of an anti-takeover strategy, but rather its principal purpose is for the Company to regain compliance with the NYSE’s Listing Rule to maintain the listing of our Common Stock and to make such shares more attractive to a broader group of investors.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split that is not shared by all of our other stockholders.

401(k) Holders

If you hold shares through our 401(k) plan, you will receive voting instructions from Broadridge Financial Solutions, Inc. and can vote through one of the methods described therein. The 401(k) plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives. If you do not submit a proxy, the 401(k) plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan, except as may otherwise be required by law.

Determination of the Ratio for the Reverse Stock Split

If the proposal is approved by our stockholders and the Board determines that the Reverse Stock Split is advisable and in the best interests of the Company and our stockholders at that time, the split ratio will be selected by the Board, acting in its sole discretion and in the Company’s best interest, during a period of time not to exceed the 1-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, subject to the Board’s authority to abandon the Reverse Stock Split at any time or to delay or postpone it. However, the split ratio will not be less than a ratio of 1-for-3 or exceed a ratio of 1-for-50. In determining which split ratio to use, the Board may consider numerous factors, including the historical trading price and trading volume of our Common Stock, the number of shares of our Common Stock outstanding, the projected performance of our Common Stock, the expected impact of the Reverse Stock Split on the trading market for the Common Stock, the NYSE’s minimum per share trading requirement, recent amendments to the Listing Rule that increase the risk of delisting after effectuating a reverse stock split, which Reverse Stock Split ratio would result in the least administrative costs to us, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Stock Split. The Board will also consider the impact of the split ratio on investor interest. The purpose of selecting a range is to give the Company the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing investment environment, such as higher inflation, higher interest rates, and related factors.

Based on the 186,790,233 shares of Common Stock issued and outstanding as of January 31, 2025, after completion of the Reverse Stock Split, and subject to adjustment by the Board, we will have between approximately 62,263,411 shares of Common Stock issued and outstanding, using a 1-for-3 reverse split ratio; (ii) approximately 7,471,609 shares of Common Stock issued and outstanding using a 1-for-25 reverse split ratio; and (iii) approximately 3,735,805 shares of Common Stock issued and outstanding using a 1-for-50 reverse split ratio, subject to interpolation between such ratios.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock, depending on the final split ratio used to effect the Reverse Stock Split. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split, subject to the treatment of any fractional shares as described herein. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 1-for-25, subject to adjustment from 1-for-3 to 1-for-50, Reverse Stock Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of January 31, 2025.

After Each Reverse Stock Split Ratio	Current	1:25	1:3	1:50
Common Stock authorized	2,000,000,000	80,000,000	666,666,667	40,000,000
Common Stock issued and outstanding	186,790,233	7,471,609	62,263,411	3,735,805
Number of shares of Common Stock authorized but unissued and unreserved	1,813,209,767	72,528,391	604,403,256	36,264,195
Price per share, based on the closing price of the Company’s Common Stock on January 31, 2025	$0.84	$20.93	$2.51	$41.85

After the effective date of the Reverse Stock Split, the CUSIP number for our Common Stock will change in connection with consummating the Reverse Stock Split.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to trade on NYSE under the symbol “FRGE”, although it is likely that NYSE would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price, and the number of shares issuable upon the exercise, vesting, or conversion of the following outstanding derivative securities issued by us, in accordance with the split ratio (all figures are as of January 31, 2025 and are on a pre-Reverse Stock Split basis), including:

•7,026,930 shares of Common Stock issuable upon the exercise of stock options, at a weighted average exercise price of $2.15 per share under the Amended and Restated Forge Global, Inc. 2018 Equity Incentive Plan;
•12,294,315 shares of Common Stock issuable upon the vesting of restricted stock units ("RSUs") issued pursuant to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan; and
•3,048,679 shares of Common Stock issuable upon the exercise of warrants.

The adjustments to the above securities, as required by the Reverse Stock Split and in accordance with the split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Procedures

The Reverse Stock Split would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment, if it is filed, would be determined by our Board based on its evaluation as to when such action would be in our and our stockholders’ best interests. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board determines, acting in its sole discretion, that to proceed with it is not in our best interest and the best interest of our stockholders. Following are descriptions of how the Reverse Stock Split would be implemented for beneficial holders and registered book-entry holders.

•Beneficial Holders. Upon implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a broker, bank, or other agent in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks, and other agents would be instructed to effect the

Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these brokers, banks, and other agents may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a broker, bank, or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks, or other agents for more information.
•Registered “Book-Entry” Holders. Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with Continental Stock Transfer & Trust Company (“Continental”), our stock transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If the Reverse Stock Split is implemented, stockholders who hold shares electronically in book-entry form with Continental would not need to take action to receive whole shares of post-reverse split Common Stock as the exchange will be automatic.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 2,000,000,000 shares of Common Stock. See “—Principal Effects of the Reverse Stock Split.” The Reverse Stock Split will decrease the number of authorized shares of Common Stock under our Certificate of Incorporation by the same ratio as that used to decrease the number of our outstanding shares of Common Stock in the Reverse Stock Split.

Payment of Cash in Lieu of Issuing Fractional Shares

The Reverse Stock Split will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share, for which they would receive cash in lieu of any such fractional shares. We do not currently intend to issue fractional shares of our Common Stock in connection with the Reverse Stock Split. Stockholders who otherwise would hold fractional shares because the number of shares of Common Stock they held before the Reverse Stock Split will be entitled to cash payments (without interest or deduction) in respect of such fractional shares.

To avoid the existence of fractional shares after the Reverse Stock Split, fractional shares that would be created as a result of the Reverse Stock Split will be rounded down to the next whole share and the stockholder will receive cash equal to the fair market value of the fractional share, determined by multiplying such fraction by the closing sales price of our Common Stock as reported on NYSE on the last trading day before the Reverse Stock Split effective date (as adjusted to give effect to the Reverse Stock Split). The ownership of a fractional share will not give the holder any voting, dividend or other right except to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the Reverse Stock Split effective date. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received such cash payment.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or Continental, our stock transfer agent, concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Accounting Treatment

The Common Stock’s par value will not be adjusted by the same ratio as that used to decrease the number of our outstanding shares of Common Stock in the Reverse Stock Split. The per share Common Stock net income or loss and any other per common share amount will be increased because there will be fewer shares of the Common Stock outstanding and we will adjust historical per share amounts set forth in our future financial statements to give retroactive effect to the Reverse Stock Split. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The discussion below is only a summary of certain U.S. federal income tax considerations related to the Reverse Stock Split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax considerations or consequences. This summary addresses only those stockholders who hold their pre-Reverse Stock Split shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “IRC Code”) and will hold the post-Reverse Stock Split shares as capital assets. This discussion does not address all U.S. federal income tax considerations or consequences that could be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the IRC Code, applicable Treasury Regulations thereunder, judicial decisions, and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax considerations and consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult their own tax advisor as to the particular facts and circumstances that could be unique to such stockholder and also as to any estate, gift, state, local, or foreign tax considerations arising out of the Reverse Stock Split.

The Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming this Reverse Stock Split qualifies as a recapitalization for U.S. federal income tax purposes:

•stockholders should not recognize any gain or loss as a result of the Reverse Stock Split (except for cash, if any, received in lieu of a fractional share of Common Stock);
•the aggregate basis of the shares held by a stockholder immediately after the Reverse Stock Split, including any fractional share of Common Stock not actually received, should be equal to the aggregate basis of such stockholder’s pre-Reverse Stock Split shares;
•the holding period of the shares owned immediately after the Reverse Stock Split should include the stockholder’s holding period before the Reverse Stock Split;
•cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and
•we should not recognize gain or loss as a result of the Reverse Stock Split.

THE ABOVE DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES. IT WAS WRITTEN SOLELY IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN IN CONNECTION WITH THE REVERSE STOCK SPLIT.

Required Vote

The amendment of the Certificate of Incorporation to effect the Reverse Stock Split in this proposal requires the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of the Company’s Common Stock entitled to vote thereon, voting together as a single class. Our Certificate of Incorporation has opted out of Section 242(b)(2) of the DGCL and therefore no separate class vote is required to approve this proposal.

Recommendation

The Company’s Board of Directors recommends that stockholders vote FOR the amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split.

TRANSACTION OF OTHER BUSINESS

The Company’s Board of Directors, acting pursuant to their authority under Article V of the Company’s Certificate of Incorporation, called this Special Meeting solely for the purpose of considering and acting upon the Reverse Stock Split. Pursuant to Article V of the Company’s Certificate of Incorporation, only those matters set forth in this Proxy Statement will be considered and acted upon at the Special Meeting or at any adjournments or postponements of the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of shares of our Common Stock as of January 31, 2025 for:

•each person or group known to us who beneficially owns more than 5% of our Common Stock;
•each of our directors and director nominees;
•each of our named executive officers ("NEOs"); and
•all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 186,790,233 shares outstanding as of January 31, 2025. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days of January 31, 2025. Shares of Common Stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of January 31, 2025 are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by the stockholder. Unless otherwise indicated, the address of each beneficial owner listed on the table is c/o Forge Global Holdings, Inc., 4 Embarcadero Center, Floor 15, San Francisco, CA 94111. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	%
Greater than 5% Holders:
Paul Luc Robert Heyvaert and Entities Affiliated with Motive Partners (1)	31,616,667	16.28
Deutsche Börse AG (2)	24,262,496	12.99
Directors and NEOs:
Kelly Rodriques (3)	4,871,888	2.60
Kimberley Vogel (4)	273,414	*
Debra Chrapaty (5)	284,876	*
Asiff Hirji (6)	1,219,721	*
Ashwin Kumar (7)	210,111	*
Eric Leupold (8)	181,575	*
Larry Leibowitz (9)	127,654	*
Jennifer Phillips (10)	1,429,333	*
Mark Lee (11)	2,470,622	1.32
Drew Sievers (12)	1,335,524	*
Johnathan Short (13)	1,310,127	*
All Directors, NEOs, and Executive Officers as a Group	13,714,845	7.22
___________________
*Less than one percent.

(1) Includes (i) 1,995,820 shares of Common Stock held by Motive Capital Fund I-A, LP (“MC Fund I-A”), (ii) 2,526,551 shares of Common Stock held by Motive Capital Fund I-B, LP (“MC Fund I-B”), (iii) 144,296 shares of Common Stock held by Motive Capital Fund I-MPF, LP (“MC Fund I-MPF”), (iv) 9,333,333 shares of Common Stock held by MCF2 FG Aggregator, LLC (“MCF2 FG Aggregator”), and (v) 10,230,000 shares of Common Stock and warrants to purchase 7,386,667 shares of Common Stock held by Motive Capital Funds Sponsor, LLC (the "Sponsor") exercisable within 60 days of January 31, 2025. The members of MCF2 FG Aggregator are Motive Capital Fund II-A, LP (“MC Fund

II-A”), Motive Capital Fund II-B, LP (“MC Fund II-B”), and Motive Capital Fund II-MPF, LP (“MC Fund II-MPF”). The general partner of MC Fund I-A, MC Fund I-B, and MC Fund I-MPF is Motive Capital Fund I GP, LP (“MC-I General Partner”). The manager of MCF2 FG Aggregator is Motive Capital Fund II GP, LP (“MC-II General Partner”). The general partner of MC Fund II-A, MC Fund II-B, and MC Fund II-MPF is MC-II General Partner. The general partner of MC-I General Partner and MC-II General Partner and the manager of Sponsor is Motive Partners GP, LLC (“Manager”). The sole member of the Manager is Rob Exploration, LLC (“Exploration”), of which Paul Luc Robert Heyvaert is the sole member. Each of MC Fund II-A, MC Fund II-B, MC Fund II-MPF, MC-I General Partner, MC-II General Partner, Manager, Exploration, and Mr. Heyvaert may be deemed to have beneficial ownership of the shares of Common Stock and warrants reported herein to the extent of their pecuniary interests therein. The address of the entities listed herein and Mr. Heyvaert is 7 World Trade Center, 250 Greenwich St., FL 47, New York, NY 10007.

(2) Includes (i) 24,212,195 shares of Common Stock and (ii) warrants to purchase 50,301 shares of Common Stock exercisable within 60 days of January 31, 2025. The address of Deutsche Börse AG is Mergenthalerallee 61, 65760 Eschborn, Germany.

(3) Includes (i) 4,455,484 shares of Common Stock directly held by Mr. Rodriques (certain of which are shares of Common Stock underlying early exercised stock options that remain subject to the Company's repurchase right), (ii) 69,772 shares of Common Stock held indirectly through an IRA, (iii) warrants to purchase 911 shares of Common Stock exercisable within 60 days of January 31, 2025 directly held by Mr. Rodriques, (iv) warrants to purchase 6,277 shares of Common Stock exercisable within 60 days of January 31, 2025 held indirectly through an IRA, and (v) 314,361 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025. Does not include 2,339,030 shares of Common Stock underlying the RSU award approved at our 2023 annual meeting of stockholders subject to market-based conditions. Also includes warrants to purchase 25,083 shares of Common Stock exercisable within 60 days of January 31, 2025 held by Operative Capital LP ("Operative LP"). Mr. Rodriques is a managing member of the ultimate general partner of Operative LP and thus may be deemed to be the beneficial owner of the shares held by such entity. Mr. Rodriques disclaims beneficial ownership of all securities held by Operative LP except to the extent of his pecuniary interest therein, if any.

(4) Includes (i) 213,414 shares of Common Stock directly held by Ms. Vogel, (ii) 33,000 shares of Common Stock held indirectly by the Kim Vogel, Inc. Defined Benefit Plan, and (iii) 27,000 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025.

(5) Includes (i) 247,531 shares of Common Stock held by Ms. Chrapaty and (ii) 37,345 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025.

(6) Includes (i) 669,070 shares of Common Stock directly held by Mr. Hirji, (ii) 254,518 shares of Common Stock held indirectly by the Hirjii-Wigglesworth 2021 Grantor Retained Annuity Trust, (iii) 200,389 shares of Common Stock held indirectly by Hirji-Wigglesworth Partners, LP (“HWP LP”), (iv) warrants to purchase 6,286 shares of Common Stock exercisable within 60 days of January 31, 2025 held indirectly by HWP LP, (v) 62,458 stock options exercisable within 60 days of January 31, 2025, and (vi) 27,000 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025.

(7) Includes (i) 183,111 shares of Common Stock held by Mr. Kumar, and (ii) 27,000 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025.

(8) Includes (i) 86,765 shares of Common Stock held by Mr. Leupold, (ii) 62,458 stock options exercisable within 60 days of January 31, 2025, and (iii) 32,352 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025.

(9) Includes (i) 92,016 shares of Common Stock held by Mr. Leibowitz, and (ii) 35,638 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025.

(10) Includes (i) 218,998 shares of Common Stock held by Ms. Phillips, (ii) warrants to purchase 1,314 shares of Common Stock exercisable within 60 days of January 31, 2025, (iii) 1,130,500 stock options exercisable within 60 days of January 31, 2025, and (iv) 78,521 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025.

(11) Includes (i) 1,908,947 shares of Common Stock held by Mr. Lee (certain of which are shares of underlying early exercised stock options that remain subject to the Company's repurchase right) and (iii) 561,675 shares issuable upon the vesting of RSUs within 60 days of January 31, 2025. Mr. Lee resigned as the Company's Chief Financial Officer in January 2025.

(12) Includes (i) 685,855 shares of Common Stock held by Mr. Sievers and (ii) 624,586 stock options exercisable within 60 days of January 31, 2025. Also includes warrants to purchase 25,083 shares of Common Stock exercisable within 60 days of January 31, 2025 held by Operative LP. Mr. Sievers is a managing member of the ultimate general partner of Operative LP and thus may be deemed to be the beneficial owner of the shares held by such entity. Mr. Sievers disclaims beneficial ownership of all securities held by Operative LP except to the extent of his pecuniary interest therein, if any. Mr. Sievers resigned as the Company's Chief Operating Officer in September 2024.

(13) Includes 1,310,127 shares of Common Stock held by Mr. Short, who resigned as the Company's Chief Legal Officer in May 2024.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the Delaware General Corporation Law nor our Certificate of Incorporation provides holders of our Common Stock with dissenters’ or appraisal rights in connection with the Certificate of Amendment or Reverse Stock Split.

SOLICITATION OF PROXIES

Your proxy is being solicited by the Board. All expenses associated with this solicitation will be borne by us.  We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to our stockholders but we will not pay any compensation for their services. Proxies may be solicited on our behalf by telephone or through other means by our directors, officers, and other employees who will receive no additional compensation therefor.

STOCKHOLDER LIST

A list of stockholders entitled to vote at the Special Meeting will be open to examination by any stockholders, for any purpose relevant to the Special Meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at our principal executive offices at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111.

STOCKHOLDERS SHARING AN ADDRESS

If you and other residents at your mailing address own shares of Common Stock in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one Notice and Proxy Statement. This procedure is known as “householding” and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank, or other nominee may send one copy of our Notice and Proxy Statement to your address for all residents that own shares of Common Stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank, or other nominee. If you are receiving multiple copies of our Notice and Proxy Statement, you may be able to request householding by contacting your broker, bank, or other nominee.

If you wish to request extra copies free of charge of our Proxy Statement, please send your request in writing to the Company at its principal executive offices at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111, Attention: Investor Relations or by email at IR@forgeglobal.com.

STOCKHOLDER NOMINATIONS FOR THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee will consider stockholder nominations for membership on the Board. For the 2025 annual stockholders’ meeting, nominations may be submitted to 4 Embarcadero Center, Floor 15, San Francisco, CA 94111, Attention: Corporate Secretary. Nominations must be in writing and comply with the advance notice provisions and other requirements specified in our bylaws, and we must receive such nominations not less than 90 days nor more than 120 days prior to June 12, 2025 (or no earlier than February 12, 2025 and no later than March 14, 2025). Nominations not received within this time frame will be considered untimely.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. All such reports and information may be accessed electronically by means of the SEC’s website at www.sec.gov, as well as at our website at https://ir.forgeglobal.com/financials/sec-filings. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. You may also contact us in writing for physical copies at Forge Global Holdings, Inc., 4 Embarcadero Center, Floor 15, San Francisco, CA 94111, Attention: Corporate Secretary.

Annex A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
FORGE GLOBAL HOLDINGS, INC.

Forge Global Holdings Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2. This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3. Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

The introductory three sentences of Article IV of the Charter are hereby amended and restated in their entirety to read as follows:

“    The total number of shares of capital stock which the Corporation shall have authority to issue is [●] ([●]), of which (i) [●] ([●]) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) [●] ([●]) shares shall be a class designated as preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Upon the effectiveness of the filing of this Certificate of Amendment (the “Split Effective Time”), every [[●] ([●]) to [●] ([●])] shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the Split Effective Time (with the exact number within such range being determined by the Board of Directors prior to the filing of this Certificate of Amendment and set forth in a public announcement issued by the Corporation prior to the date of the Split Effective Time) shall automatically, and without any further action on the part of the stockholders, be reclassified as one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock (the “Reverse Split”). No fractional shares shall be issued in connection with the Reverse Split. Holders of Common Stock who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Split ratio will automatically be entitled to receive cash payment in lieu of any fractional share created as a result of such Reverse Split.

As of the Split Effective Time, a certificate(s) representing shares of Common Stock prior to the Reverse Split shall be deemed to represent the number of post-Reverse Split shares into which the pre-Reverse Split shares were reclassified and combined, subject to the elimination of fractional share interests as described above, until surrendered to the Corporation for transfer or exchange. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the Reverse Split.

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.”

4. This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on [●].
* * * *
IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of the Corporation by its duly authorized officer effective this [●] day of [●].

FORGE GLOBAL HOLDINGS, INC.

    By:
    Name:
    Title:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on March 26, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRGE2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on March 26, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62559-S09581

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORGE GLOBAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. The amend the Company's Certificate of Incorporation to effect the Reverse Stock Split.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V62560-S09581

FORGE GLOBAL HOLDINGS, INC.
Special Meeting of Stockholders
March 27, 2025 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Kelly Rodriques and James Nevin, or each of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORGE GLOBAL HOLDINGS, INC. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at March 27, 2025, 10:00 AM Pacific Time virtually at www.virtualshareholdermeeting.com/FRGE2025SM, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy will be voted FOR Proposal One, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side